EXHIBIT 10.25


                                OPTION AGREEMENT

                                     BETWEEN

                                      ACD2,
                            a California corporation,

                                    OPTIONOR

                                       AND

                          AMWEST INSURANCE GROUP, INC.,
                             a Delaware corporation

                                    OPTIONEE



                      CALABASAS COMMERCE CENTER, BUILDING 6



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                                TABLE OF CONTENTS

                                                                          Page


         1.       Grant of Option                                           1

         2.       Exercise of Option                                        2

         3.       Property Information, Access and Inspection               3

         4.       Purchase Price                                            8

         5.       Escrow Instructions                                      10

                  A.       Opening of Escrow                               10
                  B.       Documents and Funds to be Delivered             10
                  C.       Conditions to Close                             13
                  D.       Recordation and Transfer                        14
                  E.       Close of Escrow                                 15
                  F.       Title Insurance Policy                          15
                  G.       Prorations                                      15
                  H.       Optionor's Cooperation With Optionee            16
                  I.       Costs                                           16
                  J.       Failure to Close                                16

         6.       Nominee/Assignment                                       17

         7.       Optionor's Representations and Warranties                17

                  A.       Power and Authority of Optionor                 17
                  B.       Validity of Agreement                           18
                  C.       Leases and Rent Roll                            18
                  D.       Contracts                                       18
                  E.       Hypothecation of Property Income                18
                  F.       Operating Statements.                           18
                  G.       Hazardous Substances                            19
                  H.       Litigation                                      19
                  I.       Compliance with Laws.                           20
                  J.       Land Use Regulations                            20
                  K.       Other Written Contracts                         20
                  L.       True Copies                                     20
                  M.       Insolvency                                      21
                  N.       Personal Property; Intangible Rights
                              and Warranties                               21
                  O.       Optionor's Knowledge                            21

         8.       Optionee's Representations and Warranties                21

                  A.       Power of Authority of Optionee                  22
                  B.       Validity of Agreement                           22

         9.       Change in Condition of Property                          22

         10.       Covenants of Optionor and Optionee                      23

                  A.       Covenants of Optionor                           23
                  B.       Sale of Property                                24

         11.      Recordation of Memorandum of Option                      24

         12.      Waiver of Performance                                    24

         13.      Section Headings                                         25

         14.      Notices                                                  25

         15.      Property "As Is"                                         26

                  A.       Side Letter Agreement                           26
                  B.       No Other Side Agreements of
                              Representations                              26
                  C.       AS IS CONDITION                                 26

         16.      Governmental Approvals                                   27

         17.      Determination of Land Value                              28

         18.      Counterparts                                             30

         19.      Governing Law                                            30

         20.      Attorneys' Fees and Costs                                30

         21.      Prior Agreements                                         30

         22.      Further Assurances                                       30

         23.      Successors and Assigns                                   30

         24.      Possession.                                              30

         25.      Severability                                             31

         26.      Performance Due on Non-Business Day                      31

         27.      Amendments                                               31



     EXHIBITS


 Exhibit A             Legal Description of the Land

 Exhibit B             Estoppel Certificate

 Exhibit C             Purchase Price Calculation

 Exhibit D             Grant Deed

 Exhibit E             Assignment of Leases

 Exhibit F             Bill of Sale

 Exhibit G             Assignment and Assumption of Service Contracts

 Exhibit H             Assignment of Intangible Property

 Exhibit I             ss.1445 Affidavit

 Exhibit J             California Real Estate Withholding Exemption Certificate

 Exhibit K             Title Insurance Commitment

 Exhibit L             Side Letter Agreement

                                OPTION AGREEMENT


                  THIS OPTION AGREEMENT (this "Agreement") is executed as of the 24th day of January, 1996 by ACD2, a California corporation ("Optionor"), and AMWEST INSURANCE GROUP, INC., a Delaware corporation ("Optionee"), with reference to the following facts:

                  A. Optionor, as Landlord, and Optionee, as Tenant, are concurrently herewith entering into that certain Office Building Lease (the "Lease"), pursuant to which Optionee has agreed to lease initially from Optionor approximately 64,543 rentable square feet (the "Premises") in Building 6 (the "Building") to be constructed by Optionor together with the exclusive right to the use of certain parking spaces in the parking facilities related to the Building (the "Parking Area") and the non-exclusive right to use, in common with other tenants in the Building and the Development (as defined below), the Common Areas (as defined in the Lease) on the land described on Exhibit "A" attached hereto (the "Land") and which will be part of a larger business park known as the Calabasas Commerce Center (the "Project") in Calabasas, California. The Building, together with the Land, the Common Areas and all other easements, rights-of-way and licenses are known as and shall be referred to herein as the "Development". The Development is a portion of the Project. All capitalized terms used but not defined herein shall have the meaning given thereto in the Lease.

                  B. Optionee is to enter into possession of the Premises for an initial lease term of fifteen (15) years (the "Initial Term"), with two (2) five
(5) year extension options. The Initial Term and any extension options exercised by Optionee are collectively referred to herein as the "Lease Term."

                  C. Optionor now desires to grant to Optionee and Optionee desires to accept an option to acquire the Property (as defined in Section 1 below) on the terms and conditions contained herein. It is the intention of the parties hereto that, upon exercise of the option granted herein, this Agreement shall act as the purchase agreement for the sale of the Property to Optionee.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1.       Grant of Option.

                  In consideration  of One Hundred and No/100 Dollars  ($100.00)
and other good and valuable consideration, receipt of which is hereby acknowledged, Optionor grants to Optionee the exclusive right and option (the "Option") to purchase the following:

                           (a)      The Land;

                           (b) All rights, privileges, easements and rights of way appurtenant to the Land, including, without limitation, all mineral, oil and gas and other subsurface rights, development rights, air rights, and water rights (the "Appurtenances");

                           (c) All improvements, fixtures and personal property located on the Land at the time of the exercise of the Option owned by Optionor, including, without limitation, the Building, the Parking Area and related landscaping, all apparatus, equipment and appliances owned by Optionor and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal, recreation or other services thereto (collectively, the "Improvements");

                           (d) All of the interest of Optionor in any and all contracts, rights, warranties, guaranties, agreements, utility contracts and deposits, approvals (governmental or otherwise), surveys, plans and specifications, other rights relating to the construction, ownership, use and operation of all or any part of the Land and Improvements and any agreements, covenants or indemnifications received by Optionor from a prior owner or any other third party relating to the Land, Appurtenances or Improvements (collectively, the "Intangible Property"), all to the extent assignable and to the extent approved by Optionee, all of which shall be assigned to Optionee pursuant to an assignment described herein below; and

                           (e) All of the interest of Optionor in all leases, lease amendments, exhibits, addenda and riders thereto including, without limitation, any contracts, operating leases, rental agreements, licenses or similar instruments creating a possessory interest in the Property (as defined below), lease guaranties, work letter agreements which will survive the Close of Escrow (as hereinafter defined), side letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements which will survive the Close of Escrow (collectively, the "Leases") with all persons leasing, using or occupying the Land or the Improvements or any part thereof.

                           The Land, the Appurtenances, the Improvements, the Intangible Property and the Leases are hereinafter collectively referred to as the "Property."

                  2.       Exercise of Option.

                           (a) Exercise of Option by Optionee. The Option may be exercised by Optionee at any time between the thirty-sixth (36th) and forty-second (42nd) months of the Initial Term (the "Option Period") by delivering written notice of such exercise to Optionor in accordance with Section 14 hereof (the "Option Exercise Notice") along with Optionee's determination of "Land Value" as defined and described in
         Section 17 below. The Close of Escrow (as defined in Section 5.E. below) shall occur one hundred twenty (120) days from the date Optionee delivers the Option Exercise Notice, or such other date as mutually agreed in writing by Optionor and Optionee. Notwithstanding the foregoing, in the event Optionor and Optionee are unable to agree upon a Land Value by the "Outside Agreement Date" (as defined in Section 17 below), the Close of Escrow shall occur on the later to occur of: (i) the one hundred twentieth (120th) day following the date Optionee delivers the Option Exercise Notice; or (ii) the thirtieth (30th) day following the date the Land Value is determined following arbitration proceedings as described in Section 17 below ("Land Value Determination Date"), or such other date as mutually agreed in writing by Optionor and Optionee.

                           (b) Exercise of Put Option by Optionor. If Optionor intends to sell the Property to a third party at any time following the Commencement Date and prior to expiration of the Option Period, Optionor shall have the right to "put" the Option to Optionee by giving written notice to Optionee of such intention ("Put Notice") along with Optionor's determination of Land Value and Optionee shall have thirty
         (30) days after the Land Value Determination Date in which to elect to exercise the Option in accordance with Section 14 hereof (the "Put/Option Exercise Notice"). If Optionee elects to so exercise the Option, the Close of Escrow shall occur sixty (60) days following delivery by Optionee to Optionor of the Put/Option Exercise Notice. If Optionee fails to elect to exercise the Option within such thirty (30) day period, Optionor shall have one hundred eighty (180) days from the Land Value Determination Date to close a sale of the Property to a third party buyer unaffiliated with Optionor on terms acceptable to Optionor. If Optionor fails to close such a sale within said one hundred eighty (180) day period, Optionee shall again have the Option under all of the same terms and conditions set forth herein.

                  3.       Property Information, Access and Inspection.

                  In order to assist Optionee in determining whether to exercise the Option:

                           (a) Optionor shall promptly deliver to Optionee, upon written request, at any time between the thirty-second (32nd) and forty-second (42nd) months of the Initial Term or following delivery of a Put Notice, the following information (or an update of such information if previously delivered to Optionee):

                                    (i) A current CLTA preliminary  title report
                           with a full legal description of the Land and legible copies of all documents referred to therein (collectively the "PTR") from Chicago Title Company (the "Title Company").

                                    (ii) To the extent in Optionor's possession,
                           or readily available to Optionor, true and complete copies of the following as they relate to the
                           Property:

                                            (A)      surveys;

                                            (B)  site  plans,   parking   plans,
                                    as-built  plans,   grading  plans,  and  the
                                    plans, specifications and design documents related to the Improvements;

                                            (C)    drawings,     specifications,
                                    engineering  and  architectural  studies and
                                    similar documents, maps, topographical maps,
                                    soils  reports  and   construction   testing
                                    documents:

                                            (D)      warranties and guarantees,
                                    provided same are in full force and effect;

                                            (E)   draft   and   final   studies,
                                    reports, surveys and assessments relating to
                                    the environmental  condition of the Property
                                    or any  property  within the vicinity of the
                                    Property, including, without limitation, any
                                    soils,    toxics   and    hazardous    waste
                                    (including, without limitation, asbestos) reports;

                                            (F)  correspondence,   applications,
                                    permits and other  communications to or from
                                    any   governmental   or   quasi-governmental
                                    agency  in  connection  with  any  Hazardous
                                    Substances (as hereinafter defined) or the environmental condition of the Property or any property within the vicinity of the Property;

                                            (G)   notifications    required   by
                                    applicable  law to be provided to any tenant
                                    or  any  other  party  as a  result  of  the
                                    condition  of the  Property,  if  applicable
                                    (including,   without  limitation,   notices
                                    relating to Hazardous Substances on or near the Property; and

                                            (H)  building,   occupancy  and  use
                                    permits   and   approvals   and  any   other
                                    governmental licenses, permits or approvals for the Property or the equipment used in connection with the Property;

                                     (iii)  a list setting forth (as of the time
                                    the list is prepared):

                                            (A) to the best of Optionor's actual
                                    knowledge,  all current and past uses of the
                                    Property by Optionor or any tenant, licensee
                                    or   occupant   of   the   Property   during
                                    Optionor's ownership or occupancy of the Property;

                                            (B) to the best of Optionor's actual
                                    knowledge, all uses of the Property by any prior "Owner or Operator" of the Property (as that phrase is defined in CERCLA (as hereinafter defined);

                                            (C) to the best of Optionor's actual
                                    knowledge,    all    Hazardous    Substances
                                    currently  or  previously  used,  generated,
                                    stored, transported to, transported from, or
                                    disposed  of on the  Property by any current
                                    or prior "Owner or Operator" of the Property
                                    or  any  other  person   (whether  legal  or
                                    illegal, accidental or intentional);

                                            (D) to the best of Optionor's actual
                                    knowledge, the location or former location on or under the Property of all storage tanks, leach pits, clarifier pits and other storage or treatment facilities, if any;

                                            (E) to the best of Optionor's actual
                                    knowledge,  the  location  of any  Hazardous
                                    Substances disposed of on the Property by Optionor, if any (whether legal or illegal, accidental or intentional);

                                            (F) to the best of Optionor's actual
                                    knowledge,  the  location  of any  Hazardous
                                    Substances from the Property disposed of off-site, if any (whether legal or illegal, accidental or intentional);

                                            (G) to the best of Optionor's actual
                                    knowledge,  the  location of any release (as
                                    that term is defined under the Environmental
                                    Laws  (as   hereinafter   defined))  of  any
                                    Hazardous Substances either on the Property or on property located within two thousand (2,000) feet of the Property;

                                    (iv) a list and  complete  copies (as of the
                           time prepared) of all written contracts, agreements or other documents affecting the Property which would survive the Close of Escrow including, without limitation, service contracts, maintenance contracts, management contracts, employment contracts, union contracts, retirement plans (including information relating to unfunded obligations), warranties and indemnity agreements;

                                    (v)   a schedule  setting forth  an inventor
                           of any personal property which would be delivered to Optionee at the Close of Escrow;

                                    (vi) any and all Leases and proposed  leases
                           (if any) currently being negotiated (collectively, the "Proposed Leases") affecting the Property which would not be terminated prior to the Close of Escrow, including all amendments and supplements thereto;

                                    (vii)  complete  copies of the  property tax
                           bills for the Property for the most recent three (3) years or, if Optionor has not owned the Property for three (3) years, then for the period of Optionor's ownership;

                                     (viii) a rent  roll for the  Property  (the
                           "Rent Roll"), current up through the date it is delivered, certified to be true and correct by
                           Optionor, which shall set forth the following information: (a) the commencement date of each Lease;
                           (b) the name and location of the tenant under each Lease and any guarantor thereof; (c) the monthly rental and all adjustments to the basic rent, including any free rent periods; (d) any option rights, including, without limitation, any right to renew, extend or terminate; (e) any expansion or contraction rights and information relating thereto including, without limitation, conditions precedent to the exercise of such rights, and the term and scope of such rights; (f) the base year and relevant percentage, if any, for purposes of calculating additional rent based upon operating costs, as well as the number of rentable square feet leased by each tenant that is used in calculating such percentage and the basis upon which such rentable square footage is calculated; (g) whether the tenant is current in its payment of rental or, to the best of Optionor's knowledge, is otherwise in material default; (h) the name of any broker entitled to any commission under any of the Leases as a result of rentals, the exercise of options or otherwise and the amount of commissions payable thereto and the dates upon which such commissions are payable; (i) the expiration date of the term of each Lease; (j) the number and location of any parking spaces allocated to any tenant and the rate paid therefor (if any); (k) the amount of any security deposits, prepaid rent or other deposits; and (l) the amount of rentable square footage in the Improvements not occupied by tenants and the basis upon which such rentable square footage is calculated;

                                    (ix)  Annual  operating  statements  for the
                           Property from the date of completion of the Improvements to date, or the last three (3) years, whichever is shorter, covering all items of operation of the Property, including, without limitation, taxes, common area maintenance fees (if any), and utilities, and the source and nature of all income from operations of the Property for such periods, together with all appropriate back-up information reasonably requested by Optionee, and a schedule of all Improvements made and capital costs incurred; and

                                     (x) such  other  documents  or  information
                           regarding the Property in Optionor's possession or readily available to Optionor as Optionee reasonably requests. Notwithstanding any provision in this
                           Section  3(a),  Optionor  shall not be  obligated  to
                           disclose to Optionee any proprietary, privileged or confidential information of Optionor relating to the Property, including but not limited to, Optionor's internal financial analyses, Optionor's credit analyses and collection plans, and any documents or communications subject to the attorney/client privilege. Furthermore, it is understood by the parties hereto that Optionor does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Optionor's files or in the documents or lists produced by Optionor which were not prepared by Optionor, including, without limitation, documents or lists prepared by unaffiliated third party consultants, such as environmental audits or reports. Optionee acknowledges that Optionor and Optionor's affiliates shall have no responsibility for the contents and accuracy of such disclosures from parties other than Optionor, and Optionee agrees that the obligations of Optionor in connection with the purchase of the Property shall be governed by this Agreement and the documents and certifications prepared by Optionor and delivered to Optionee
                           pursuant  to  this  Agreement   irrespective  of  the
                           contents of any such disclosures from documents prepared by parties other than Optionor or the timing or delivery thereof.

                           (b) In the event  Optionee  desires to assess whether
         or not to  exercise  the Option,  Optionee  may inspect and approve the physical condition of the Property, at Optionee's sole cost and expense, prior to the expiration of the Option Period. The parties agree that Optionee shall have the right to inspect the Property and to make the investigations set forth herein. Subject to the rights of tenants in possession, Optionee and its agents, employees and contractors shall be afforded full access to any portion of the Property during normal business hours following at least three (3) calendar days' prior notice from Optionee to Optionor for the purpose of making such investigations as Optionee deems prudent with respect to the physical condition of the Property, including, without limitation, engineering studies, seismic tests, environmental studies (including, without limitation, surface and subsurface tests, borings, samplings (including, without limitation, soil, groundwater and asbestos sampling) and measurements) and a survey of the Property. Notwithstanding the foregoing, no invasive testing or boring shall be done without the prior notification of Optionor and Optionor's written permission of the same, which permission shall not be unreasonably withheld, conditioned or delayed by Optionor. Optionee may conduct such feasibility studies as Optionee deems reasonably necessary and investigate all matters relating to the zoning, use and compliance with other applicable laws which relate to the use and occupancy of the Property and any proposed impositions, assessments or governmental regulations affecting the Property. Optionor shall reasonably cooperate to assist Optionee in completing such inspections, provided, however, Optionor shall not be obligated to incur any costs or expenses in connection with such cooperation. Optionee shall promptly repair any damage to the Property caused by its inspections and investigations. Optionee shall hold harmless, defend and indemnify Optionor and Optionor's officers, directors, shareholders, participants, affiliates, employees, representatives, invitees, agents and contractors (collectively, "Indemnified Parties") from and against all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs arising from any such entry and activities on the Property by Optionee, its agents, employees and contractors. Notwithstanding the foregoing, Optionee shall not be liable to Indemnified Parties, nor shall Optionee have any obligation to hold harmless, defend or indemnify Indemnified Parties from any liability, costs, damage or claims (including, without limitation, claims that the Property has declined in value) which are related to (i) pre-existing adverse conditions affecting the Property except such pre-existing adverse conditions as were caused by Optionee as a tenant of the Property, (ii) Optionor's negligence or willful misconduct, or (iii) Optionee's discovery of any information potentially having a negative impact on the Property (including, without limitation, any claims arising out of, resulting from or incurred in connection with the discovery of any Hazardous Substances on or about the Property). The Optionee's indemnification obligations set forth herein shall survive the termination of this Agreement shall survive the Close of Escrow and shall not be merged with any grant deed. Furthermore, Optionee shall obtain or cause its consultants to obtain, at Optionee's sole cost and expense prior to any investigative activities relating to the Property, a policy of commercial general liability insurance covering any and all liability of Optionee and Optionor with respect to or arising out of any investigative activities. Such insurance policy shall be in form and substance and issued by an insurance company reasonably satisfactory to Optionor and contain liability limits in an amount reasonably satisfactory to Optionor.

                           (c) If there are any tenants of the Property other than Optionee, upon written request by Optionee, Optionor shall use its best efforts to cause each such other tenant to deliver to Optionee a full and complete estoppel certificate (or an update thereof if previously delivered to Optionee), in the form attached hereto as Exhibit "B" (the "Estoppel Certificate"), executed by each such other tenant. If Optionor is unable to obtain the Estoppel Certificate from all such other tenants, Optionor shall deliver to Optionee a landlord estoppel certificate for any such other tenant certifying to the matters which would have been contained in the Estoppel Certificate.

                  4.       Purchase Price.

                  The total purchase price ("Purchase Price") for the Property shall be an amount equal to:

                           (i)      the lesser of:

                                    (y)  the  actual  cost of  constructing  the
                           Building shell and core and Tenant Improvements (as defined in the Lease), including applicable plans, permits and fees, as qualified and quantified in the attached Exhibit "C" ("Project Cost") or (z) $7,572,482, less

                                     (a) the amount, if any, by which $25.00 per
                           rentable square foot of Expansion Premises (as defined in the Lease) exceeds the actual amount expended on real property tenant improvements in the Expansion Premises approved by Optionee;

                                    less

                                    (b) the actual costs and  expenses,  if any,
                           of removing Hazardous Substances or remediating any condition relating to the presence or release of Hazardous Substances on or about the Property which were known by Optionor to exist as of the Commencement Date (as defined in the Lease) and which have not been removed or remediated as of the Land Value Determination Date;

                           plus

                           (ii)     Land Value, as determined pursuant to
                           Section 17 below;

                           plus

                           (iii) the actual costs and expenses of Optionor (which are not covered or reimbursed by any insurance coverage on the Property), if any, of repairing, restoring or reconstructing the Property following a fire, earthquake, flood, accident or other casualty;

                           plus

                           (iv) the actual costs and expenses of Optionor, if any, of repairing, upgrading, or improving the Property after the completion of the Improvements and the issuance of a Certificate of Occupancy, which are required by the adoption or implementation of any law, regulation, or policy of any governmental entity or authority or are agreed to by Optionee;

                           plus

                           (v) the actual costs and expenses, if any, of removing Hazardous Substances or remediating any condition relating to the presence or release of Hazardous Substances on or about the Property which either Optionor did not know to exist as of the Commencement Date or which were not directly caused by Optionor.

                           Upon the Commencement Date, Optionor shall calculate the Purchase Price for the Property (except for Land Value) and deliver a detailed accounting of such calculation to Optionee, in form and substance acceptable to Optionee. Furthermore, Optionor shall recalculate the Purchase Price for the Property (except for Land Value) concurrently with its delivery of any Put Notice and on or before the date the Option Period commences, and Optionor shall deliver a detailed accounting of such calculation to Optionee, in form and substance acceptable to Optionee. In the event Optionor incurs any costs and expenses after the date of the commencement of the Option Period, or following delivery of a Put Notice to Optionee, which entitles Optionor to adjust the Purchase Price, Optionor shall promptly recalculate the Purchase Price for the Property (except for Land Value) and deliver a detailed accounting of such calculation to Optionee, in form and substance acceptable to Optionee. Optionee, at its sole cost and expense, may cause the books, records, receipts and expenses of Optionor to be audited in connection with the determination of the Purchase Price. If Optionee disagrees with Optionor's determination of the Purchase Price (except for Land Value) and the parties cannot reach an agreement, then upon written notice from Optionee to Optionor the determination of the Purchase Price (including Land Value) shall be decided by binding arbitration as provided in Section 17 below and the qualifications of the arbitrators shall include at least five (5) years experience in the appraisal of first class office buildings in the Calabasas area. The cost of such arbitration shall be split between the parties equally. Optionee shall have the right, in its sole and absolute discretion, to elect whether or not to exercise its Option to purchase the Property or to complete its acquisition of the Property, whichever is applicable, if the Purchase Price is not acceptable to Optionee.

                  5.       Escrow Instructions.

                           A.  Opening of    of Escrow.  As soon as
         reasonably practicable following determination of the Land Value and Optionee's election to close the transaction, the parties shall open an escrow (the "Escrow") at Chicago Title Company located at 700 South Flower Street, Suite 900, Los Angeles, California 90017 or at such other escrow company as the parties shall mutually select (the "Escrow Holder"), in order to consummate the purchase in accordance with the terms and provisions hereof. A copy of this Agreement shall be deposited in the Escrow and the provisions hereof shall constitute joint primary escrow instructions to the Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by the Escrow Holder not inconsistent with the provisions hereof.

                           B.       Documents and Funds to be
         and Funds to be Delivered. The following shall be delivered into the Escrow in connection with the transfer of the Property:

                                    (1) Delivery by  Optionor.  At least two (2)
                           business   days  prior  to  the   Closing   Date  (as
                           hereinafter  defined),  Optionor  shall  deposit into
                           Escrow:

                                            (a) a grant deed (the "Deed") to the
                                    Land,   Appurtenances  and  Improvements  in
                                    recordable form, duly executed by Optionor and acknowledged and in substantially the same form as set forth in Exhibit "D" attached hereto;

                                            (b) If there are any  tenants of the
                                    Property  other  than  Optionee,  three  (3)
                                    originals of an assignment and assumption of
                                    Leases and  security  deposits  (the  "Lease
                                    Assignment"),  duly executed in  counterpart
                                    by Optionor assigning to Optionee Optionor's
                                    interest and rights, as lessor, under all of
                                    the  Leases   and   security   deposits   in
                                    substantially the same form as set forth in Exhibit "E" attached hereto;

                                            (c) three (3) originals of a bill of
                                    sale (the "Bill of Sale"),  duly executed by
                                    Optionor,  pursuant to which  Optionor shall
                                    quitclaim,  without any  representations  or
                                    warranties,  except as otherwise provided in
                                    this  Agreement  all  of  Optionor's  right,
                                    title and interest,  if any, in all personal
                                    property, owned by Optionor used exclusively
                                    in   connection   with   the   Property   in
                                    substantially the same form as set forth in Exhibit "F" attached hereto;

                                            (d)  three  (3)   originals   of  an
                                    assignment   and   assumption   of   service
                                    contracts     (the    "Service     Contracts
                                    Assignment"),  duly executed in  counterpart
                                    by Optionor,  assigning to Optionee, without
                                    any  representations or warranties except as
                                    otherwise  provided in this  Agreement,  and
                                    subject to the right of consent of any third
                                    parties  where  consent is  necessary to the
                                    transfer thereof,  Optionor's  right,  title
                                    and   interest,   if  any,  in  all  service
                                    contracts which will remain in effect after the Close of Escrow in substantially the same form as set forth in Exhibit "G" attached hereto;

                                            (e)  three  (3)   originals   of  an
                                    assignment  of   intangible   property  (the
                                    "Assignment of Intangible  Property"),  duly
                                    executed   in   counterpart   by   Optionor,
                                    conveying   to    Optionee,    without   any
                                    representations   or  warranties  except  as
                                    otherwise provided in this Agreement, all of Optionor's right, title and interest in and to the Intangible Property in substantially the same form as set forth in Exhibit "H" attached hereto;

                                            (f)  three  (3)   originals   of  an
                                    affidavit from Optionor which satisfies the requirements of Section 1445 of the Internal Revenue Code, as amended (the "Section 1445 Affidavit") in substantially the same form as set forth in Exhibit "I" attached hereto;

                                            (g)  An  original   California  Real
                                    Estate  Withholding   Exemption  Certificate
                                    ("California Affidavit") in substantially the same form as set forth in Exhibit "J" attached hereto;

                                            (h)      a certificate reconfirming
                 Optionor's representations and warranties as described in
                 Section 7 below; and

                                            (i)  such  other   instruments   and
                                    documents as may be reasonably  requested by
                                    Escrow Holder or Optionee and are reasonably
                                    required   to  transfer   the   Property  to
                                    Optionee in accordance with this Agreement.

                                    (2)     Delivery by Optionee.  At least one
                                    (1) business day prior to the Closing Date, Optionee shall deposit into Escrow:

                                            (a)   If   applicable,   three   (3)
                                    originals  of  the  Lease  Assignment,  duly
                                    executed   in   counterpart   by   Optionee,
                                    assuming Optionor's interest and obligations as lessor under the Leases;

                                            (b)   If   applicable,   three   (3)
                                    originals    of   the   Service    Contracts
                                    Assignment,  duly executed in counterpart by
                                    Optionee,  assuming  Optionor's interest and
                                    obligations   under  the  service  contracts
                                    which will remain in effect after the Close of Escrow;

                                            (c)  three  (3)   originals  of  the
                                    Assignment  of  Intangible  Property,   duly
                                    executed   in   counterpart   by   Optionee,
                                    assuming    Optionor's   interest   in   and
                                    obligations  with respect to the  Intangible
                                    Property;

                                            (d)      a certificate reconfirming
                                    Optionee's representations and warranties as described in Section 8 below; and

                                            (e)  such  other   instruments   and
                                    documents as may be reasonably  requested by
                                    Escrow Holder or Optionor and are reasonably
                                    required   to  transfer   the   Property  to
                                    Optionee in accordance with this Agreement.

                                    (3) Further  Delivery by Optionee.  Upon the
                           Closing Date, Optionee shall deliver into Escrow by certified or cashier's check if acceptable to Escrow Holder (or a wire transfer of immediately available funds) the amount of the Purchase Price as adjusted and prorated herein, plus such additional sums as shall be necessary to pay the expenses payable by Optionee hereunder.

                                    (4)  Closing  Statement.  At least  five (5)
                           business days prior to the Close of Escrow, Escrow Holder shall deliver to Optionor and Optionee a pro forma closing statement which sets forth the prorations and other credits and debits contemplated by this Agreement, which closing statement shall be subject to the approval of Optionor and Optionee prior to the Close of Escrow.

                           C.       Conditions to Close.

                                    (1) Optionee.  Escrow shall not close unless
                  and until the following conditions precedent and contingencies have been satisfied or waived in writing by Optionee:

                                            (a)      All instruments described
                                    in this Section 5 have been delivered to the Escrow Holder;

                                            (b) On the  Closing  Date,  Optionor
                                    shall not be in material default in the performance of any material covenant or agreement to be performed by Optionor under this Agreement or the Lease;

                                            (c)  On  the   Closing   Date,   all
                                    material representations and warranties made by Optionor in Section 7 hereof shall be true and correct as if made on and as of the Closing Date;

                                             (d) The Title Company is in a
                                    position to issue to Optionee an ALTA policy of title insurance for the Property as set forth in Subsection E below;

                                    (2) Optionor.  Escrow shall not close unless
                  and until the following conditions precedent and contingencies have been satisfied or waived in writing by Optionor:

                                            (a)      All funds and instruments
                                    described in this Section 5 have been
                                    delivered to the Escrow Holder;

                                            (b) On the  Closing  Date,  Optionee
                                    shall not be in material default in the performance of any material covenant or agreement to be performed by Optionee under this Agreement or the Lease; and

                                            (c)  On  the   Closing   Date,   all
                                    material representations and warranties made by Optionee in Section 8 hereof shall be true and correct as if made on and as of the Closing Date.

                           D.       Recordation and  and
         Transfer. Upon satisfaction of the conditions set forth in Section 5 above, Escrow Holder shall transfer the Property as follows:

                                    (1)     Cause the Grant Deed to be recorded
                  in the Official Records of Los Angeles County, California;

                                    (2)  Deliver  to (a)  Optionee  at least one
                  fully executed original of the Lease Assignment (if any), the Service Contracts Assignment, the Bill of Sale, the Assignment of Intangible Property, the Section 1445 Affidavit, the California Affidavit and at least one conformed copy of the recorded Grant Deed, (b) Optionor at least one fully executed original of the Lease Assignment (if any), the Service Contracts Assignment, the Bill of Sale, the Assignment of Intangible Property, the Section 1445 Affidavit, the California Affidavit and at least one conformed copy of the recorded Grant Deed, and (c) the parties entitled thereto any other closing documents;

                                    (3) Disburse all funds deposited with Escrow
                  Holder by Optionee in payment of the Purchase Price for the Property as follows:

                                            (a) to the extent that Optionor is a
                                    foreign  person  pursuant to Section 1445 of
                                    the  Internal   Revenue  Code  of  1986,  as
                                    amended,  and is not  otherwise  exempt from
                                    such  section's  withholding   requirements,
                                    withhold the cash  equivalent of ten percent
                                    (10%) of the Purchase Price (unless some lesser amount is authorized by the Internal Revenue Service);

                                            (b) to the extent that Optionor is a
                                    non-California  resident pursuant to Revenue
                                    and Taxation Code Sections  18805 and 26131,
                                    and  is not  otherwise  exempted  from  such
                                    sections withholding requirements,  withhold
                                    the cash  equivalent  of three and one-third
                                    percent   (3-1/3%)  of  the  Purchase  Price
                                    (unless some lesser amount is authorized by the Franchise Tax Board);

                                            (c)      deduct the amount of all
                                    items chargeable to the account of Optionor pursuant hereto;

                                            (d)      deliver to Optionor the
                                    remaining portion of the Purchase Price
                                    pursuant to instructions to be delivered by Optionor to Escrow Holder;

                                            (e)      deduct the amounts of all
                                    items chargeable to Optionee;

                                            (f) disburse the  remaining  balance
                                    of  the  funds   deposited  by  Optionee  to
                                    Optionee promptly upon the Close of Escrow pursuant to instructions to be delivered by Optionee to Escrow Holder;

                                    (4)     If appropriate, deliver the
                                    California Affidavit to the California
                                    Franchise Tax Board.

                           E. Close of    of  Escrow.  Subject to the
         terms and provisions of this Agreement, the transaction contemplated by this Agreement shall close ("Close of Escrow or Closing Date") on or before the date set forth in Section 2(a) or 2(b) above, whichever is applicable, unless otherwise extended pursuant to the terms of this Agreement or in writing by mutual agreement between Optionee and Optionor. If the Closing Date does not fall on a Tuesday, Wednesday or Thursday, Escrow shall close on the Tuesday following such date. Upon the Close of Escrow, the Lease shall automatically terminate.

                           F. Title Insurance  Insurance Policy. Upon
         the transfer of the Property, title to the Property shall be insured by an ALTA policy of title insurance issued by the Title Company with liability in the amount of the Purchase Price and including title endorsement nos. 103.3 and 103.7, insuring title to the Property to be vested in Optionee or Optionee's nominee, subject only to current real estate taxes not delinquent, exceptions to title described on Optionee's title insurance commitment dated as of January 23, 1996 issued by Title Company (the "Option Policy"), a copy of which is attached hereto as Exhibit "K", and all other matters of record approved in writing by Optionee.

                           G.       Prorations.

                                    (1) As of the Close of Escrow,  all real and
                  personal property taxes based on the most recent property tax bills available, rents, issues and profits from the Property, utilities, and such other matters as the parties shall agree to be prorated.

                                    (2) All bonds or special assessments against
                  the Property due before the Close of Escrow shall be paid by Optionor and all bonds or special assessments due after the Close of Escrow, which relate to events occurring prior to the Close of Escrow, shall be prorated as of the Close of Escrow.

                                    (3) All past due rent  (including  operating
                  expense pass throughs) shall for purposes of proration be deemed received by Optionor except rent due by Optionee or its affiliates for which Optionor shall receive a credit at Close of Escrow; provided, however, Optionee agrees to use its good faith efforts (without litigation) to obtain and promptly deliver to Optionor all past due rents accrued prior to the Close of Escrow from any tenants of the Property other than Optionee.

                                    (4)  Rentals  and  operating   expense  pass
                  throughs received by Optionee shall first be credited to current obligations, and when those are satisfied, then to past due obligations owed to Optionor which shall be promptly paid to Optionor by Optionee.

                                    (5) Any  supplementary tax bills received by
                  Optionee following the Close of Escrow relating to a period prior to the Close of Escrow shall be prorated by the parties as if said tax bills had been available at the Close of Escrow.

                                    (6) Security  and other  deposits and unused
                  portions of advance rentals, if any, actually paid by any tenant and received by Optionor under any of the Leases shall be transferred to Optionee upon the Close of Escrow without additional consideration by Optionee.

                                    (7) Prepaid expenses,  the benefits of which
                  are enjoyed by Optionee after Close of Escrow, such as advertising expenses and utility charges.

                           H.  Optionor's  Cooperation  With  Optionee
         Optionor agrees to cooperate with Optionee in providing for an orderly transition in utility service for the Property. In this connection, Optionor agrees, upon receipt of a request from Optionee, to continue the utility service for the Property in Optionor's name but at Optionee's expense for a period not to exceed five (5) business days following the Close of Escrow.

                           I. Costs. Optionor and Optionee shall each pay one half (1/2) of the Escrow fees. Optionor shall pay for the costs of obtaining a CLTA policy of title insurance, all documentary or other transfer taxes, sales taxes, deed preparation and recordation charges. Optionee shall pay for the cost of the premium for the difference between an ALTA policy of title insurance and a CLTA policy of title insurance, any survey prepared for Optionee in connection with the issuance of an ALTA policy of title insurance, and any endorsements requested by Optionor in connection with any title insurance coverage for the Property not described in Sub-Section F above. Each party shall pay its own attorneys' fees and other expenses incurred by it in connection herewith. Each party shall pay for any and all other title or closing charges necessary to close Escrow pursuant to the local customs of the County of Los Angeles. Concurrently with the execution of this Agreement, the Title Company has issued to Optionee the Option Policy at Optionee's sole expense. Optionee shall receive a credit against the Purchase Price for any credit given by the Title Company against the title insurance premium which otherwise would be owed by Optionor under this Sub-Section I.

                           J.  Failure  to  Close.  If for any
         reason this transaction fails to close after Optionee exercises the Option including, without limitation, due to a failure of any condition set forth above, except for a default by Optionee under this Agreement, then this Agreement shall remain in full force and effect and Optionee may elect to exercise the Option at a future date so long as Optionee exercises the Option between the thirty-sixth (36th) and forty-second
         (42nd) months of the Initial Term.

                  6.       Nominee/Assignment.

                  Optionee shall have the right to designate a nominee to take title to the Property, or assign its rights hereunder, by delivering written notice thereof to Optionor at least five (5) business days prior to the Closing; provided, however, (i) such assignee or nominee shall be an affiliate of Optionee or such other entity which has succeeded to the rights of Optionee under this Agreement and/or under the Lease and (ii) such assignment or substitution shall not relieve Optionee of its obligations hereunder.

                  7.       Optionor's Representations and Warranties.

                  Optionor hereby covenants that the following representations and warranties of Optionor are true as of the date of this Agreement and shall be true and correct as of the Closing. Representations and warranties as to Improvements, Intangible Property, Leases and the operation of the Improvements shall only be applicable and shall be true and correct as of the completion of the Improvements and as of the Closing. It is hereby expressly understood and agreed that all liability of Optionor for breach of the representations and warranties contained in this Section 7 shall terminate if no written claim of breach, specifying the representation or warranty allegedly breached and the supporting evidence for the alleged breach, shall be delivered to Optionor on or prior to the date which is one (1) year following the Closing Date. Optionor shall reconfirm the following representations and warranties as of the Closing or disclose in writing to Optionee any exceptions thereto which exist as of the date of the new certificate. The sale of the Property to Optionee pursuant to this Agreement shall be, except as provided in this Agreement, "as-is," "where-is," "with all faults" and without warranties, implied or expressed.

                           A. Power and Authority of Optionor.
         Optionor is a  corporation  duly  organized  and validly
         existing under the laws of the State of California and duly qualified to conduct business activities in the State of California. Optionor has the requisite right, power and authority to enter into and carry out the terms of this Agreement and the execution and delivery hereof and of all other instruments referred to herein. The performance by Optionor of Optionor's obligations hereunder will not violate or constitute an event of default under the terms and provisions of any material agreement, document or instrument to which Optionor is a party or by which Optionor is bound. All proceedings required to be taken by or on behalf of Optionor to authorize it to make, deliver and carry out the terms of this Agreement have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, or performance by Optionor of its obligations under this Agreement, including, without limitation, the consent or approval of any bankruptcy or other court having jurisdiction over Optionor or the Property.

                           B.       Validity of Agreement.
         This Agreement is a valid and binding obligation of Optionor, enforceable against Optionor in accordance with its terms.

                           C.  Leases and Rent Roll.  The
         copies of the Leases delivered to Optionee pursuant to this Agreement are true and correct copies thereof. The Leases are in full force and effect. The Leases are the only leases affecting the Property which will not be terminated as of the Closing and the tenants under the Leases are the only tenants thereof. To the best of Optionor's actual knowledge, there are no other agreements, written or oral, with respect to the tenancies, or the Improvements. There are no material defaults by Optionor under any of the Leases nor have events occurred which with notice or passage of time, or both, would constitute a material event of default by Optionor thereunder. Except as disclosed to Optionee in writing, there are no material defaults by any tenant under any of the Leases which is known to Optionor, nor have events occurred which with notice or the passage of time, or both, would constitute a material event of default by such tenant thereunder which is known to Optionor. Optionor has not made any previous assignment, transfer or other disposition of all or any part of its interest in any of the Leases (except in connection with financing the Property and which has been disclosed to Optionee) and there are no encumbrances by Optionor covering the Leases that will survive the Closing. The information contained in the Rent Roll is true, complete and correct as of the date the Rent Roll was delivered to Optionee and shall be revised as necessary to be true, complete and correct as of the Closing. The Rent Roll shall specify the amount of the Property's operating expenses which are passed through to the Property's tenant(s) in accordance with generally accepted accounting principles consistently applied.

                           D. Contracts. The copies of the contracts, if any, delivered to Optionee pursuant to this Agreement are true, complete and correct copies of all such contracts and to the best of Optionor's actual knowledge there are no other contracts relating to the Property. To the best of Optionor's actual knowledge, there are no defaults thereunder by Optionor or, by any other parties thereto which is known to Optionor except as disclosed to Optionee in writing, and there exists no condition that, with the passage of time, the giving of notice, or both, would constitute such a default by Optionor or, by any other parties thereto which is known to Optionor except as disclosed to Optionee in writing.

                           E.      Hypothecation
         of Property Income. Optionor has not hypothecated the rents or income from the Property in any manner other than in accordance with the terms of any loans (which loans shall be discharged in full by Optionor at the Closing).

                           F.       Operating Statements.
         The copies of the operating statements for the Property delivered by Optionor to Optionee are true, complete and correct copies of the originals thereof, and accurately show all income and expenses of the Property in all material respects, for the periods indicated.

                           G. Hazardous  Substances. To the
         best of Optionor's actual knowledge, except as disclosed to Optionee in writing or otherwise discovered by Optionee prior to the Closing Date:
         (i) no Hazardous Substances are present in, on or under the Property; and (ii) Optionor has never used the Property or any part thereof, and has never permitted any person to use the Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances, and no underground storage tanks of any kind are located in, on or under the Property, nor, were any underground storage tanks previously located in, on or under the Property; and (iii) no notice of any order, directive, complaint or other written communication, has been made or issued by any governmental or quasi-governmental agency nor has Optionor received a written notice from any other third party alleging the occurrence of any activity on the Property in violation of any applicable Environmental Laws (as hereinafter defined) or demanding payment or contribution for environmental damage or injury to the Property.

                           As used in this Agreement, the following definitions shall apply: "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or
         pollution  or  contamination  of  the  air,  soil,   surface  water  or
         groundwater,   and  includes,  without  limitation,  the  Comprehensive
         Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Clean Water Act, 33 U.S.C. ss. 1251, et seq. "Hazardous Substance(s)" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant or infectious waste, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment including continuing migration, of Hazardous Substances into or through soil, air, surface water or groundwater.

                           H.  Litigation.  To the best of  Optionor's
         actual knowledge, except as disclosed to Optionee in writing or otherwise discovered by Optionee prior to the Closing Date, there are no pending or, to the best of Optionor's actual knowledge, contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting all or any portion of the Property or in which Optionor is or will be a party by reason of its ownership of the Property, including, without limitation, judicial, municipal or administrative proceedings in eminent domain, unlawful detainer or tenant evictions, collections, alleged building code, health and safety or zoning violations, personal injuries or property damages alleged to have occurred on the Property or by reason of the condition or use of the Property.

                           I. Compliance with  Laws. To the
         best of Optionor's actual knowledge, except as disclosed to Optionee in writing or otherwise discovered by Optionee prior to the Closing Date,
         (i) the Property is being operated in full compliance with all federal, state and local building, zoning, planning, handicapped (including, without limitation, the Americans with Disabilities Act), parking, health and insurance laws and regulations and (ii) no notices of violation of or exemptions from governmental regulations relating to the Property or Optionor have been issued to, served upon, received by or entered against Optionor.

                           J. Land Use Regulations.  To the
         best of Optionor's actual knowledge, except as disclosed to Optionee in writing or otherwise discovered by Optionee prior to the Closing Date, Optionor has not received any written notice of any condemnation, environmental, planning, zoning or other land use regulation adversely affecting the Property or any part thereof.

                           K.    Other Written Contracts.
         To the best of Optionor's actual knowledge, Optionor has not entered into any other contracts for the sale of the Property, nor do there exist any rights of first refusal or options to purchase the Property.

                           L. True Copies. To the best of Optionor's
         actual knowledge, all documents to be submitted to Optionee for Optionee's approval pursuant to this Agreement will be true, correct and complete copies thereof as of the date of submission thereof and as of the Close of Escrow, and all supplements or additions will be true, correct and complete copies thereof as of the date submitted and as of the Close of Escrow. Optionor has no actual knowledge of any material error, misrepresentation or inconsistency with any of the documents or supplemental documents delivered to Optionee pursuant to this
         Agreement. Notwithstanding any of the foregoing, Optionor makes no representation or warranty, express or implied, as to the accuracy or completeness of any document prepared by any party other than Optionor, including, without limitation, unaffiliated third party consultants.

                           M.   Insolvency.   This  Agreement  is  the
         product of an arms-length transaction. Optionor has not taken any action relating to the Property which would invalidate this transaction or the transfer of the Property to Optionee. Optionor is currently solvent, and shall not be rendered insolvent by virtue of the sale of the Property to Optionee, and Optionor has not otherwise taken any action which may subject Optionor to applicable bankruptcy or similar laws affecting the rights of creditors generally.

                           N. Personal Property; Intangible Rights and Warranties. Except in connection with the financing of the Property or as disclosed to Optionee in writing or otherwise discovered by Optionee prior to the Closing Date, Optionor has not made any previous assignments, sales or conveyances of any personal property covered by this Agreement and there are no encumbrances covering any such personal property which will survive the Closing. Except in connection with the financing of the Property and as disclosed to Optionee in writing or otherwise discovered by Optionee prior to the Closing Date, Optionor has not made any previous assignment, transfer or disposition of all or any part of its interest in the Intangible Property or any warranties relating to the Property (the "Warranties").

                           O. Optionor's  Knowledge. As used
         anywhere in this Agreement the term "to the best of Optionor's actual knowledge" refers to the actual knowledge of Richard G. Newman, Vice President of Lowe Development Company, and Robert Noble, Executive Vice President of Home Savings of America (collectively, "Seller's Representatives") without the obligation to undertake any investigation or inquiry. Optionor represents that each of Seller's Representatives has been involved with the Property for approximately the past two (2) years.

                           The  representations and warranties set forth in this
         Section 7 are solely for the benefit of Optionee and/or the nominee or assignee of Optionee as described in Section 6 above.

                  8.       Optionee's Representations and Warranties.

                  Optionee hereby covenants that the following representations and warranties of Optionee are true and shall be true and correct as of the Closing. It is expressly understood and agreed that all liability of Optionee for breach of the representations and warranties contained in this Section 8 shall terminate if no written claim of breach, specifying the representation or warranty allegedly breached and the supporting evidence for the alleged breach, shall be delivered to Optionee on or prior to the date which is one (1) year following the Closing Date. Optionee shall reconfirm the following representations and warranties as of the Closing or disclose in writing to Optionor any exceptions thereto which exist as of the date of the new certificate:

                           A. Power of Authority
         of Optionee. Optionee is a corporation duly organized and existing under the laws of the State of Delaware and duly qualified to conduct business activities in the State of California. Optionee has the requisite power and authority to enter into and carry out the terms of this Agreement and the execution, performance and delivery hereof and of all other agreements and instruments referred to herein to be executed, performed or delivered by Optionee and the performance by Optionee of Optionee's obligations hereunder will not violate or constitute an event of default under the terms and provisions of any material agreement, document or instrument to which Optionee is a party or by which Optionee is bound. All proceedings required to be taken by or on behalf of Optionee to authorize it to make, deliver and carry out the terms of this Agreement have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, or performance by Optionee of its obligations under this Agreement.

                           B. Validity of Agreement.  This
         Agreement is a valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the rights of creditors generally.

                  9.       Change in Condition of Property.

                  Optionor covenants and agrees to advise Optionee of any material change in the physical condition of the Property (ordinary wear and tear excepted), or of any damage or destruction to the Property, or upon receipt of any notice regarding the condemnation of the Property or any portion thereof ("Change in Condition").

                  In the event that, after the exercise of the Option and prior to the Closing any material portion of the Property is destroyed or damaged, Optionor shall immediately notify Optionee of such damage and inform Optionee if it intends to repair such damage. If Optionor elects to repair the damage, the Closing shall be extended until the repairs are completed. If Optionor notifies Optionee that it does not intend to repair such damage, Optionee shall have the right, exercisable by giving notice of such decision to Optionor within fifteen
(15) calendar days after receiving such written notice from Optionor, to elect not to acquire the Property, in which case this Agreement shall terminate. If Optionee elects to accept the Property in its then condition, all proceeds of insurance payable to Optionor by reason of such damage or destruction shall be paid or assigned to Optionee.

                  If, after the exercise of the Option, Optionor receives notice of any pending action by any federal, state, local or other agency concerning any material violation of any law, statute, ordinance or regulation affecting the Property, (a) Optionor may elect to correct such violation at Optionor's expense prior to the Closing, and shall notify Optionee of such violation and Optionor's intended action within ten (10) calendar days after receipt of such notice; (b) if Optionor desires to correct such violation but if such correction cannot be accomplished prior to the Closing, Optionor shall notify Optionee of such violation and its desire to correct such violation and shall thereupon commence and diligently prosecute the same to completion, at Optionor's sole cost and expense, as promptly as possible and the Closing shall be delayed until completion of such correction, or (c) Optionor shall submit such notice to Optionee and notify Optionee that Optionor does not intend to correct such violation. Within ten (10) calendar days of receipt of such notice not to cure, Optionee may elect to acquire the Property subject to such violation or such matters or requirements, respectively, or Optionee may elect not to acquire the Property, in which case this Agreement shall terminate. Any work required to be performed by Optionor pursuant to the terms of this Agreement shall be performed in accordance with all applicable laws in effect at the time such work is performed.

                  If, after the exercise of the Option and prior to the Closing, Optionor receives written notice of a pending condemnation proceeding concerning any portion of the Property, Optionor shall promptly deliver to Optionee written notice of such pending condemnation. In such event, Optionee shall have the option to acquire the Property upon written notice to Optionor delivered not later than ten (10) days after receipt of Optionor's notice. If Optionee does not elect to acquire the Property, this Agreement shall terminate. In the event Optionee does elect to acquire the Property, Optionor shall assign and turn over to Optionee all awards for the taking by eminent domain which accrue to Optionor pursuant to an assignment between Optionor, as assignor, and Optionee, as assignee, and containing terms and conditions reasonably acceptable to Optionee, and the parties shall proceed to the Closing pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price.

                  10.       Covenants of Optionor and Optionee.

                           A. Covenants of Optionor.  From
         and after the date hereof and until the Closing or the earlier expiration of the Option or termination of this Agreement, Optionor shall do the following, in addition to the covenants set forth elsewhere in this Agreement:

                                    (i)  Not  permit  or  suffer  to  exist  any
                  encumbrance, charge or lien to be placed or claimed upon the Property unless such encumbrance, charge or lien has been approved in writing by Optionee or unless such monetary encumbrance, charge or lien would be removed by Optionor prior to the Closing;

                                    (ii) Promptly  notify Optionee in writing if
                  any of the representations and warranties set forth in this Agreement are no longer true and correct in any material respect; and

                                    (iii)  Not  sell,  lease,  convey,   assign,
                  transfer or otherwise dispose of the Property including, without limitation, the Leases, and the Improvements, or any part thereof or interest therein, without the prior written consent of Optionee, which consent shall not be unreasonably withheld by Optionee with respect to a new Lease for the Expansion Premises but which may be withheld by Optionee in its sole and absolute discretion with respect to a sale of all or a portion of the Property unless Optionor exercises its "put" right under Section 2 of this Agreement with respect to such sale.

                           B.  Sale of  Property.  Subject  to
         subsection (iii) above, if Optionee consents to the sale of all or any portion of the Property, then (i) such sale shall be made subject to the Option and this Agreement, (ii) the Purchase Price shall not include any of the costs incurred by Optionor or such purchaser in connection with the sale of the Property and (iii) such purchaser shall be bound by the terms of this Agreement. Following any such approved sale, the Purchase Price shall continue to be calculated as provided in this Agreement. Prior to the sale of the Property to such purchaser, Optionor shall deliver to Optionee all of the documentation and information described in Section 3 above. Upon sale of the Property to such purchaser, Optionor and Optionee shall calculate the Purchase Price as of such date and such purchaser shall be bound by the agreed amount of costs and expenses incurred by Optionor and agreed to by Optionee as of such date.

                  11.      Recordation of Memorandum of Option.

                  As soon as reasonably practicable following mutual execution of this Agreement, the parties shall record a memorandum of this Agreement in a form reasonably acceptable to Optionor and Optionee, in the Official Records of the Los Angeles County Recorder's Office.

                  12.      Waiver of Performance.

                  Either party may waive the satisfaction or performance of any conditions or agreements in this Agreement which have been inserted for its own and exclusive benefit, so long as the waiver is signed (unless the Agreement provides for a non-written waiver) and specifies the waived condition or agreement and is delivered to the other party hereto and the Escrow Holder.

                  13.      Section Headings.

                  The section headings of this Agreement are for the purposes of reference only and shall not be used for limiting or interpreting the meaning of any section.

                  14.      Notices.

                  All notices under this Agreement shall be in writing and shall be effective upon receipt whether delivered by personal delivery or recognized overnight delivery service, telecopy, or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties as follows:

                                    If to Optionor:

                           ACD2
                           c/o Ahmanson Commercial Development Company
                           4900 Rivergrade Road
                           Department 713
                           Irwindale, California 91706
                           Attention: Mr. Robert Noble

                                    With a copy to:

                           Paul Hastings Janofsky & Walker
                           555 South Flower Street, 23rd Floor
                           Los Angeles, California 90071
                           Attention: M. Guy Maisnik, Esq.

                                    If to Optionee:

                           Amwest Insurance Group, Inc.
                           6320 Canoga Avenue, Suite 300
                           Woodland Hills, CA 91365-4500
                           Attention: Steven R. Kay
                           Senior Vice President
                           Chief Financial Officer

                                    With a copy to:

                          Pillsbury Madison & Sutro LLP
                          725 South Figueroa Street, Suite 1200
                          Los Angeles, California 90017
                          Attention: John W. Whitaker, Esq.

                  Any party can notify the other party of their change of address by notifying the other party in writing of the new address.

                  15.      Property "As Is"

                           A.  Side  Letter   Agreement.
         Attached hereto as Exhibit "L" and incorporated herein by this reference is a copy of the Side Letter Agreement of even date herewith (the "Side Letter Agreement") between Optionor and Optionee clarifying certain matters relating to the Declaration of Covenants, Conditions and Restrictions for Calabasas Commerce Center II which affects the Property.

                           B. No Other Side Agreements of Representations. No person acting on behalf of
         Optionor is authorized to make, and by execution hereof, Optionee acknowledges that no person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as set forth in the Side Letter Agreement or as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Optionor which is not contained in this Agreement or the Side Letter Agreement will be valid or binding on Optionor.

                           C.  AS  IS   CONDITION.   OPTIONEE
         ACKNOWLEDGES  AND  AGREES  THAT,  EXCEPT AS  SPECIFICALLY  PROVIDED  IN
         SECTION 7 HEREIN OR IN THE SIDE LETTER AGREEMENT, OPTIONOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH OPTIONEE MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND
         LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS DISCLOSED BY OR ON BEHALF OF OPTIONOR TO OPTIONEE OR PRELIMINARY TITLE REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO OPTIONEE; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7 HEREIN OR IN THE SIDE LETTER AGREEMENT OPTIONEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OPTIONOR. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT CERTAIN INFORMATION MADE AVAILABLE TO OPTIONEE WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM UNAFFILIATED THIRD PARTY CONSULTANTS AND THAT OPTIONOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7 HEREIN OR IN THE SIDE LETTER AGREEMENT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT OPTIONOR HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN OR IN THE LEASE.


                  -------------------------       ----------------------------
                     OPTIONOR'S INITIALS              OPTIONEE'S INITIALS

                  16.  Governmental   Approvals.  Nothing
contained in this Agreement shall be construed as authorizing Optionee to apply for a zone change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Close of Escrow, and Optionee agrees not to do so without Optionor's prior written approval, which approval may be withheld in Optionor's sole and absolute discretion. Optionee agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Close of Escrow unless first approved by Optionor, which approval Optionor may withhold in Optionor's reasonable discretion. Optionee's obligation to purchase the Property shall not be subject to or conditioned upon Optionee's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit.

                  17.  Determination of Land  Value.
Optionee shall provide notice of Optionee's determination of Land Value (as defined below) concurrently with its delivery to Optionor of the Option Exercise Notice. Optionor shall have fifteen (15) days ("Optionor's Review Period") after receipt of Optionee's notice within which to accept Optionee's determination of Land Value or to object reasonably thereto in writing and set forth Optionor's determination of Land Value. If Optionor so objects, Optionee and Optionor shall attempt in good faith to agree upon such Land Value, using their best good faith efforts. If Optionee and Optionor fail to reach agreement within fifteen (15) days from and after Optionor's Review Period ("Outside Agreement Date"), then each party's determination shall be submitted to arbitration consistent with the procedures outlined below. Failure of Optionor to so elect in writing within such period shall be deemed its acceptance of the Land Value as determined by Optionee.

                  The procedure shall be reversed in the event Optionor delivers to Optionee a Put Notice. Optionor shall provide to Optionee Optionor's determination of Land Value concurrently with its delivery to Optionee of the Put Notice, and Optionee shall have fifteen (15) days ("Optionee's Review Period") after receipt of the Put Notice and Optionor's determination of Land Value within which to accept Optionor's determination of Land Value or to object reasonably thereto in writing and set forth Optionor's determination of Land Value. If Optionee so objects, Optionee and Optionor shall attempt in good faith to agree upon such Land Value, using their best good faith efforts. If Optionee and Optionor fail to reach agreement within fifteen (15) days from and after Optionee's Review Period (also known as the "Outside Agreement Date"), each party's determination shall be submitted to arbitration consistent with the procedures outlined below. Failure of Optionee to so elect in writing within such period shall be deemed its acceptance of the Land Value as determined by Optionor.

                  The arbitration procedure for calculating Land Value where the parties are unable to agree upon Land Value shall be as follows:

                           (i) Not later than fifteen (15) days from and after the applicable Outside Agreement Date, Optionor and Optionee shall each appoint one arbitrator who shall by profession be a real estate appraiser, which appointee shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of unimproved land in the Calabasas area. The determination of the third arbitrator described below shall be limited solely to the issue of whether Optionor's or Optionee's submitted Land Value is the closest to the actual Land Value, as determined by the arbitrator, based upon what a willing purchaser would pay and a willing seller would accept at arm's length, for the Land as if it were unimproved land and not subject to the Lease or the Option ("Land Value").

                           (ii) The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth herein above for qualification of the initial two arbitrators. Upon appointment of the third arbitrator, Optionor and Optionee shall each submit to the third arbitrator in a sealed envelope their respective determinations of the Land Value as previously submitted to the other together with any relevant supporting documentation.

                           (iii) The third arbitrator shall make an independent appraisal of the Land Value, shall then review the determination of Land Value and supporting documentation submitted by Optionor and Optionee in the sealed envelopes and within sixty (60) days of his appointment reach a decision as to whether the parties shall use
         Optionor's or Optionee's submitted Land Value, and shall notify Optionor and Optionee thereof. The determination of Land Value shall conform with the then generally accepted appraisal standards, which is currently evidenced by the Uniform Standards of Professional Appraisal Practice promulgated by the Appraisal Standards Board of the Appraisal Foundation, except that comparable unimproved land located in Calabasas, Agoura Hills and Westlake Village shall be emphasized to the extent such comparables are available.

                           (iv) The decision of the third arbitrator shall be binding upon Optionor and Optionee.

                           (v) If either Optionor or Optionee fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision, notify Optionor and Optionee thereof, and such arbitrator's decision shall be binding upon Optionor and Optionee.

                           (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator within the required fifteen (15) day period, or if the third arbitrator fails to reach a decision within sixty (60) days of his appointment, at the election of either party prior to the date that a decision is made, both arbitrators shall be dismissed, Optionor and Optionee within fifteen (15) days thereafter shall each appoint another arbitrator with the same qualifications as are set forth in subparagraph (i) above and the above process shall again take place until a third arbitrator reaches a decision within sixty (60) days of his appointment.

                           (vii) The cost of arbitration shall be paid by Optionor and Optionee equally.

                  18.      Counterparts.

                  This Agreement may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart. This Agreement shall not be binding unless and until all parties hereto have executed the Agreement.

                  19.      Governing Law.

                           The validity, construction and operational effect of
this Agreement shall be governed by the laws of the State of California.

                  20.      Attorneys' Fees and Costs.

                  In any action between the parties hereto seeking the enforcement of any of the terms and provisions of this Agreement, or in connection with the Property, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, and reasonable attorneys' fees.

                  21.      Prior Agreements.

                  This Agreement supersedes any and all oral or written agreements between the parties hereto regarding the acquisition of the Property which are prior in time to this Agreement. Neither Optionee nor Optionor shall be bound by any prior understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.

                  22.      Further Assurances.

                  Optionee and Optionor agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.

                  23.      Successors and Assigns.

                  This Agreement shall be binding upon and shall inure to the benefit of permitted successors and assigns of the parties hereto.

                  24.      Possession.

                  Optionor shall deliver possession of the Property to Optionee as of the Closing, including all keys in Optionor's possession and originals of documents delivered hereunder, such possession being subject only to rights of tenants in possession under the Leases.

                  25.      Severability.

                  If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

                  26.      Performance Due on Non-Business Day

                  If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday, or any other day in which banking institutions in the State of California are authorized or obligated by law or executive order to close ("Holiday"), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday or a Holiday.

                  27.      Amendments.

                  This Agreement may be amended only by written agreement signed by both of the parties hereto.

                  IN WITNESS WHEREOF, Optionor and Optionee have executed this Agreement as of the date first above written.

                           Optionee:

                           AMWEST INSURANCE COMPANY,
                           a Delaware corporation


                           By: ______________________
                           Title: ___________________


                           Optionor:

                           ACD2,
                           a California corporation


                           By:_______________________
                           Title: ___________________